UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018 (May 3, 2018)

GREENBOX POS LLC

(Exact name of registrant as specified in its charter)

NEVADA	001-3429	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Historic Decatur Rd., Suite 100 San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

(213) 625-1200

Registrant’s telephone number, including area code

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to the Current Report on Form 8-K/A amends and supplements Item 5.02 of the original Form 8-K filed on May 17, 2018 to (i) correct the clerical error stating that Frank Yuan resigned as the sole officer of the Company and sole member of its Board of Directors on March 3, 2018; and (ii) providing supplementary information with regard to the newly-appointed Directors and Officers as required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective May 3, 2018, the Company accepted the resignation of Frank Yuan as the sole officer of the Company and as the sole member of the Company’s board of directors. The resignation of Mr. Yuan was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Share Exchange:

Name	Age	Position	Date Named to Position
Ben Errez	57	Chairman of the Board of Directors; Executive Vice President	May 3, 2018
Fredi Nisan	36	Director; Chief Executive Officer	May 3, 2018

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

Pursuant to the terms of the Share Purchase Agreement, Frank Yuan and the Company agreed that the Company’s Board of Directors, as of the closing of the Share Purchase Agreement, would consist of two members. Our Board of Directors is now comprised of Messrs. Ben Errez and Fredi Nisan who were nominated by GreenBox POS LLC (a WA limited liability company and the controlling shareholder of the Company). Mr. Errez will serve as the Chairman. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Ben Errez – Chairman of the Board of Directors and Executive Vice President

Mr. Errez has had a storied career as a pioneer in the tech industry. His past positions have included guiding large companies like Microsoft and Intel from their early days to advising leading Fortune 500 companies. He has brought this expertise to GreenBox to help build and grown GreenBox to be at the forefront of block chain financial software, services, and hardware.

Mr. Errez was one of the early managers of Microsoft in 1991. From 1991 to 2004, he served as S/W Development Lead for the Microsoft International Product Group. He led the International Microsoft Office Components (Word, Excel, PowerPoint) team in design, engineering, development, and successful deployment. He also served as Executive Representative of Microsoft Office and was a founding member of the Microsoft Trustworthy Computing (TWC) Forum – both within the company and internationally. Mr. Errez co-authored the first Microsoft Trustworthy Computing Paper on Reliability. At Microsoft, Mr. Errez was responsible for the development of the first Microsoft software translation SDK in Hebrew, Arabic, Thai, and Simplified Chinese; the development of the first bidirectional extensions to RTF file format; all bidirectional extensions in text converters for Microsoft Office; and contributed to the development of the international extensions to the Unicode standard to include bi-directional requirements under the w3c consortium.

In 2004, Mr. Errez transitioned into the world of consulting, forming the start-up IHC capital and holding the position of Principal Consultant from founding to the present date, through which he advises clients in the South Pacific region with market capital ranging from $50-$150m. Here he advises companies on matters such as commerce, security, reliability, and privacy.

From IHC Mr. Errez was courted into AuroraView where he assumed a position as a Director and Principal Consultant, which he held from August 2015 to March 2016. Here his duties included the creation of Business Intelligence Programs, Business Metrics and Analysis tools, from concept development through deployment over varying network and mobile platforms for a Fortune 500 client. He personally developed all Excel, VBA and SharePoint back-end tools: metrics, statistical modeling, gauges, reporting engines, data distribution, direct connection to all data sources and GUI for customized reports. Mr. Errez designed and deployed E2E team and client views and customize-able dashboards supporting A-Level executives through team leads and individual contributors and deployed consumable reports over Microsoft PowerBI front-end. He also added support for reporting in a host of output formats, including XLS, XML, PDF, HTML and DOC.

From AuroraView, Mr. Errez was asked to take over the Microsoft Alumni Network for the Southern California region as a regional director immediately before launching GreenBox. Here he helped to formally organize the network, develop success metrics, goals and objectives, KPI reports, web content, social media strategies, and funding strategies. Mr. Errez was also key to the deployment the University Ambassador Program.

Mr. Errez is a principal owner and managing member of GreenBox POS LLC, a Washington limited liability company that purchased a controlling interest in the Company as of May 3, 2018.

Fredi Nisan – Director and Chief Executive Officer

Mr. Nisan’s career in tech began in 2005 in Israel, where he worked for Zicon Israel a hardware and software producer. At Zicon, he supervised all of Zicon’s inventory operations, worked on quality controls for motherboards and chips and educated customers and software and hardware product functionality. From Zicon, Mr. Nisan moved to San Diego, CA where he was a Business Coach for One Coach. One Coach specialized in customized growth solutions for small business owners. At One Coach, he hit the ground running and consistently ranked as the top sales person for small business coaching for the company. He worked hard to provide his clients with the latest strategies for Sales, Internet Marketing, Branding, and ROI.

From One Coach, Fredi took the plunge into the world of start-ups and launched his own company Brava POS, where he served as President until 2015. A company that provided Point of Sale systems for specialty retail companies. He developed software to provide clients with solutions for issues ranging from inventory management to payroll to processing a high volume of transactions in the form of a cloud-based point of sale system. This system had the capability to manage multiple stores with centralized inventory, could continue to process sales without an Internet connection, and oﬀered a secure login for each employee. It included advanced inventory management and reporting plus powerful functionality for its end users.

In May of 2016, Mr. Nisan founded QuickCitizen, for which he has served as CEO and Director since its founding. Through QuickCitizen, Mr. Nisan conceptualized and created a software that simpliﬁes the immigration paperwork process for lawyers and law ﬁrms, reducing the processing time from approximately three hours to fifteen minutes. The software breaks down immigration processes into simple steps and translates the instructions into the client’s chosen language, so they can clearly understand it. Mr. Nisan developed the reporting dashboard, step-by-step questionnaire, forms, cloud document storage, automated workﬂow, and client portal for the software.

People describe Mr. Nisan’s work ethic as driven, something he is proud of. His philosophy is to live his passion and fuel global change through Blockchain technology. He counts himself to be among the lucky few who get to be a part of something they love that’s really making a diﬀerence for real people and businesses worldwide.

Mr. Errez is a principal owner and managing member of GreenBox POS LLC, a Washington limited liability company that purchased a controlling interest in the Company as of May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GreenBox POS LLC

Date: September 18, 2018	By:	/s/ Ben Errez
Ben Errez
Chairman and Executive Vice President

Date: September 18, 2018	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer